UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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GulfMark Offshore, Inc.
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GulfMark Offshore, Inc.
Notice of
Annual Meeting of
Stockholders and
Proxy Statement
Annual Meeting
May 14, 2009
Kent Suite
Warwick New York Hotel
Avenue of the Americas at 65 West 54th Street
New York, New York 10019

GULFMARK OFFSHORE, INC.
10111 Richmond Avenue, Suite 340
Houston, Texas 77042
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 14, 2009
          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GulfMark Offshore, Inc. (the “Company”) will be held in the Kent Suite, Warwick New York Hotel, Avenue of the Americas at 65 West 54th Street, New York, New York 10019, on Thursday, May 14, 2009 at 9:00 A.M., Eastern Daylight Savings Time, for the following purposes:
   1.   To elect a Board of ten (10) directors.
   2.   To vote on a proposal to ratify the selection of UHY LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2009.
   3.   To transact such other business as may properly come before the meeting or any adjournment thereof.
          Your Board of Directors has approved and recommends that you vote “FOR” all of the proposals that are discussed in more detail in the attached proxy statement.
          The Board of Directors has fixed the close of business on March 24, 2009, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments of the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. The following documents are available at http://www.proxydocs.com/GLF: (1) Proxy Statement dated April 8, 2009, (2) Form of Proxy, and (3) the GulfMark Offshore, Inc. 2009 Annual Report to Stockholders for the year ended December 31, 2008.
          You are cordially invited to attend the meeting. Stockholders may call our main offices at 713-963-9522 for directions to the Warwick New York Hotel in order to attend the meeting in person.
          TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY OR VOTE ON THE INTERNET AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR MAILING PURPOSES. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE MEETING AND SHOULD REQUEST SUCH A RETURN.

By Order of the Board of Directors
/s/ Edward A. Guthrie
Edward A. Guthrie
Secretary
Date: April 8, 2009

GULFMARK OFFSHORE, INC.
10111 Richmond Avenue, Suite 340
Houston, Texas 77042
PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 14, 2009
          The accompanying proxy is solicited by GulfMark Offshore, Inc. (sometimes referred to in this proxy statement as “us”, “we”, “our” or the “Company”) at the direction of the Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 14, 2009, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting and at any adjournments thereof. When proxies in the accompanying form are received and properly executed, or voted on the internet, the shares will be voted by the persons named in the proxy unless contrary instructions are given.
          The Board recommends that the stockholders vote “FOR” the election of the Board’s nominees for director, and “FOR” ratification of the selection by the Board of UHY LLP as our independent public accountants for the 2009 fiscal year.
          Where no instruction is indicated with respect to the election of directors, your proxy will be voted FOR the election as directors of all nominees. If authority to elect directors is withheld on your proxy, the proxy will not be used for the election as directors of all nominees and will also not be used for the election of any individuals whose names are written in the blank spaces on the proxy. Where no instruction is indicated with respect to the election of all nominees named in Proposal No. 1 of the proxy statement, but names of one or more nominees are listed in the blank spaces on the proxy, your proxy will be voted FOR the election of all nominees not so listed.
          Where no instruction is indicated on the proxy with respect to the ratification of the selection of UHY LLP as independent public accountants for 2009, the proxy will be voted FOR the ratification.
          You have the right to revoke your proxy at any time prior to its use by submitting to the Secretary of the Company a written revocation or a duly executed proxy card bearing a later date. If you are present at the meeting and request the return of your previously executed proxy, your proxy will be returned.
          Upon request, additional proxy material will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. We will bear all costs of soliciting proxies. Proxies will be solicited principally by mail but may also be solicited by our directors, officers and regular employees, without additional compensation to such individuals.
          This proxy statement will be first sent or given to stockholders on or about April 24, 2009.
Important Notice Regarding the Availability of Proxy Materials for the
Stockholders’ Meeting of GulfMark Offshore, Inc. to Be Held on May 14, 2009:
          The Proxy Statement dated April 8, 2009, Form of Proxy, and the GulfMark Offshore, Inc. 2009 Annual Report to Stockholders for the year ended December 31, 2008 are available at http://www.proxydocs.com/GLF.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS
          The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting to be held May 14, 2009, is the close of business on March 24, 2009 (the “Record Date”). As of the Record Date, there were 25,643,067 shares of the Company’s common stock (the “Common Stock”) issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting.
          The following table sets forth certain information with respect to each person who on the Record Date, was known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock:

Name and Address of Beneficial Owner	No. Shares Beneficially Owned(1)	Percent of Class
Estabrook Capital Management LLC(2) 875 Third Avenue New York, NY 10022	1,516,698	5.79%
Steinberg Asset Management LLC(3) 12 East 49th Street, Suite 1202 New York, NY 10017	1,339,444	5.12%
          (1)Unless otherwise indicated below, the persons or group listed have sole voting and investment power with respect to their shares of Common Stock.
          (2)The information shown above was obtained from the Schedule 13G, dated January 29, 2009, as filed with the SEC by Estabrook Capital Management LLC (“Estabrook”). Estabrook acts as an investment advisor and in such capacity has sole voting power and sole dispositive power over the shares of Common Stock.
          (3)The information shown above was obtained from the Schedule 13G/A, dated February 18, 2009, as filed with the SEC by Steinberg Asset Management LLC (“Steinberg”). Steinberg has sole voting and dispositive power over 1,244,044 shares of Common Stock and Michael A. Steinberg has sole voting and dispositive power over 95,400 shares of Common Stock.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Approval of Related Person Transactions
          In accordance with the directive of our Board, the Audit Committee is responsible for reviewing and approving the terms and conditions of all proposed transactions between us, any of our officers or directors, or relatives or affiliates of any such officers or directors, to ensure that any such related-party transaction is fair and is in our overall best interest. No transactions requiring approval occurred in 2008.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
          The following table sets forth, as of the Record Date, the number and percentage of Common Stock beneficially owned by each of our directors, each executive officer named in the summary compensation table included under “Executive Officers and Compensation”, and all directors and officers as a group:

								Non-Vested
	Common	Common			Units			Units	Total
	Stock	Stock	Other		Equivalent	Total		Equivalent	Interest in
	Subject to	Subject to	Common		to Common	Common		to Common	Common
	Restricted	Currently	Stock		Stock	Stock	Percent	Stock Not	Stock and
	Stock	Exercisable	Beneficially		Beneficially	Beneficially	of	Beneficially	Unit
Name	Awards(1)	Options(2)	Owned		Owned(3)	Owned(4)	Class(5)	Owned(6)	Equivalent

Peter I. Bijur	4,400	20,000	9,400		2,420	36,220	—	—	36,220
David J. Butters	4,400	20,000	665,613	(7)	11,234	701,247	2.69%	—	701,247
Marshall A. Crowe	4,400	20,000	13,939		—	38,339		—	38,339
Brian R. Ford	3,500	—	1,400		—	4,900	—	—	4,900
Louis S. Gimbel, 3rd	4,400	20,000	385,288	(8)	4,252	413,940	1.60%	—	413,940
Sheldon S. Gordon	4,400	40,000	19,400		18,801	82,601	—	—	82,601
Robert B. Millard	4,400	40,000	695,913		12,044	752,357	2.89%	—	752,357
Robert T. O’Connell	5,700	—	4,200		3,882	13,782	—	—	13,782
Larry T. Rigdon	3,500	—	200,934		730	205,164	—	109	205,273
Rex C. Ross	5,700	—	5,200		1,791	12,691	—	—	12,691
Bruce A. Streeter	111,226	200,000	368,970	(9)	47,521	727,717	2.22%	—	727,717
Edward A. Guthrie	51,512	62,000	162,215		34,167	309,894	—	—	309,894
Quintin V. Kneen	18,745	—	682		1,478	20,905	—	2,291	23,196
John E. (“Gene”) Leech	51,433	106,000	198,896	(10)	34,257	390,586	1.19%	—	390,586
Carla S. Mashinski(11)	—	—	26,221		7,234	33,455		1,164	34,619
Samuel R. Rubio	12,899	—	116		3,999	17,014	—	1,346	18,360
All directors and officers as a group (16 persons)	290,615	528,000	2,758,387		183,810	3,760,812	14.67%	4,910	3,765,722
           (1)Includes Common Stock held for our directors and executive officers pursuant to restricted stock awards issued under various incentive plans maintained by us. The beneficial owner has sole voting power and no investment power with respect to these shares during the restriction period.
           (2)Includes currently exercisable stock options and those stock options that will become exercisable within 60 days of the Record Date issued under various incentive plans maintained by the Company. The beneficial owner has no voting power or investment power over these shares prior to exercising the options.
           (3)Includes Common Stock held for our directors and executive officers under our Executive Nonqualified Excess Plan where the shares are vested or will vest within 60 days of the Record Date.
           (4)Unless otherwise indicated below, beneficial ownership of the Common Stock reported in the table includes both sole voting power and sole investment power, or voting power and investment power that is shared with the spouse and/or minor children of the director or executive officer. Unless otherwise indicated below, the persons listed have sole voting and investment power with respect to their shares of Common Stock.
           (5)Percentage based solely on Total Common Stock Beneficially Owned. Less than one percent unless otherwise indicated.
           (6)Includes Common Stock held for our directors and executive officers under our Executive Nonqualified Excess Plan where such shares do not vest within 60 days of the Record Date.

           (7)Includes 80,400 shares beneficially owned by Mr. Butters’ wife, and with respect to which shares Mr. Butters has shared voting and dispositive power.
           (8)Includes 30,420 shares of Common Stock owned by trusts of which Mr. Gimbel is the co-trustee, and with respect to which shares Mr. Gimbel has shared voting and dispositive power.
           (9)Includes 218,392 shares of Common Stock owned jointly by Mr. Streeter and his wife with respect to which shares Mr. Streeter has shared voting and dispositive power.
           (10)Includes 520 shares of Common Stock beneficially owned by Mr. Leech’s children, and with respect to which shares Mr. Leech has shared voting and dispositive power.
           (11)Excludes 10,486 shares of Common Stock forfeited by Ms. Mashinski in 2009 as a result of termination of her employment.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
          The Board has nominated ten directors for election at the Annual Meeting. Each director to be elected will hold office until the next Annual Meeting and until such director’s successor is elected and qualified. Each nominee listed below is currently a director of the Company and was elected as a director by the stockholders of the Company, with the exceptions of Messrs. Larry T. Rigdon and Brian R. Ford, who were appointed to the Board. Mr. Marshall A. Crowe, a director since 1978, has decided to retire from the Board and is not running for re-election. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.

Name of Nominees	Age	Year First Became Director
Peter I. Bijur	66	2003
David J. Butters	68	1989
Brian R. Ford	60	2009
Louis S. Gimbel, 3rd	80	1970
Sheldon S. Gordon	73	2001
Robert B. Millard	58	1989
Robert T. O’Connell	70	2006
Larry T. Rigdon	61	2008
Rex C. Ross	65	2007
Bruce A. Streeter	60	1997
          No family relationship exists between any of the above nominated directors or the executive officers listed below. Mr. Streeter is our President and Chief Executive Officer.
          Peter I. Bijur serves as a member of the Audit and Compensation Committees and is Chairman of the Governance & Nominating Committee. Mr. Bijur currently serves on the Board of Directors of Volvo AB and is the former Chairman of the Board of Directors and Chief Executive Officer of Texaco Inc. from 1996 until his retirement in 2001. Mr. Bijur formerly served as a member of the Board of Trustees of Middlebury College and Mount Sinai-New York University Health. Mr. Bijur has served as a director of the Company since 2003.
          David J. Butters is Chairman of the Board of Directors and is Chairman of the Compensation Committee. Since September 2008, Mr. Butters has been Chairman, President and Chief Executive Officer of Navigator Holdings Ltd., an international shipping company. Mr. Butters is also currently a director of the Board of Directors of Weatherford International, Inc. Mr. Butters retired from Lehman Brothers, Inc., a subsidiary of Lehman Brothers Holdings Inc. (“Lehman”) in September 2008. He had been employed at Lehman since 1969, most recently holding the position of Managing Director. Mr. Butters has served as a director of the Company since its formation in 1996 and served as a director of GulfMark International, Inc., our predecessor, from 1989 until May 1, 1997 when GulfMark International, Inc. was merged into Weatherford International, Inc.
          Brian R. Ford was appointed to the Board in March of 2009 and serves on the Audit Committee. Mr. Ford became the Chief Executive Officer of Washington Philadelphia Partners, LP in July 2008. He retired as a partner from Ernst & Young LLP in June 2008 where he had been employed since 1971. Mr. Ford also serves on the Board of Trustees of Drexel University and Drexel University College of Medicine School and is a member of the Executive Committee and Board of the Philadelphia Convention and Visitors Bureau.
          Louis S. Gimbel, 3rd is a member of the Governance & Nominating Committee. He is Chief Executive Officer of S. S. Steiner, Inc., Chairman of the Board of Hops Extract Corporation of American and Manager of Stadelman Fruit LLC. Mr. Gimbel is also a director of the Board of Golden Gate Hop Ranches Inc. and Simon H. Steiner, Hopfen, GbmH. He has been employed by S.S. Steiner, Inc. for more than the past five years. S. S. Steiner, Inc. is engaged in the farming, trading, processing, importing and exporting of hops and other specialty crops. He is also a trustee for the Monmouth County (WJ) Conservation Foundation. Mr. Gimbel has served as a director of the Company since its formation in 1996 and served as a director of our predecessor from 1970 until May 1, 1997 when GulfMark International, Inc. was merged into Weatherford International, Inc.
          Sheldon S. Gordon is a member of the Compensation and Governance & Nominating Committees and Chairman of the Audit Committee. From May 1996 to present, he has been non-executive Chairman of Union Bancaire Privée International Holdings, Inc. Mr. Gordon is currently a director of Ametek, Inc. and Union Bancaire Privée. Mr. Gordon has served as a director of the Company since 2001.
          Robert B. Millard is currently a Partner of Realm Partnership LLC. He held various positions, including Managing Director of Lehman Brothers Inc., where he had been employed for more than the past five years. Mr. Millard also serves as a director of Weatherford International, Inc. and Lead Independent Director of L-3 Communications Inc. Mr. Millard has served as a director of the Company since its formation in 1996 and served as a director of GulfMark International, Inc., our predecessor, from 1989 until May 1, 1997 when GulfMark International, Inc. was merged into Weatherford International, Inc.
          Robert T. O’Connell is a member of the Audit Committee. Mr. O’Connell is the former Chief Financial Officer of General Motors from 1988 to 1992 and Chief Executive Officer of GMAC Financial Services from 1992 until his retirement in 1994. From 1995 to 1997 Mr. O’Connell served as Senior Vice President and Chief Staff Officer of EMC Corporation. He subsequently served as a member of the Board of Directors and in various executive capacities at RWD Technologies, Inc. from 1997 to 2003. He currently serves on the Board of Directors of CenterPoint Energy, Inc. He also serves on the Boston Finance Commission, a Governor-appointed commission of the State of Massachusetts. Mr. O’Connell has served as a director of the Company since 2006.
          Larry T. Rigdon was appointed as a director of the Company in July 2008. Mr. Rigdon founded Rigdon Marine Corporation in 2002 and served as Chairman and Chief Executive Officer until it was acquired by the Company in July 2008. In addition, Mr. Rigdon has held a number of executive management positions in the offshore marine services industry, including Executive Vice President of Tidewater, Inc.
          Rex C. Ross is a member of the Governance & Nominating Committee. Mr. Ross also serves as a director of Schlumberger Technology Corporation, the holding company for all Schlumberger Limited assets and entities in the United States. Prior to his executive retirement from Schlumberger Limited in May 2004, Mr. Ross held a number of executive management positions during his 11-year career with the company, including President of Schlumberger Oilfield Services North America; President, Schlumberger GeoQuest; and President of SchlumbergerSema North & South America. Mr. Ross was elected a Director of Enterprise Products Partners L.P. (a publicly traded oil and gas mid-stream services and marketing company) in October 2006 and is a member of its Audit, Conflicts and Governance Committee. Mr. Ross has served as a director of the Company since 2007.
          Bruce A. Streeter has served as President and Chief Operating Officer of the Company since January 1997 and as Chief Executive Officer since 2006. He was elected as director of the Company in 1997. He served as President of our predecessor’s Marine Division from November 1990 until he became President and Chief Operating

Officer of the Company. Prior to November 1990, Mr. Streeter was with Offshore Logistics, Inc. for a period of twelve years serving in a number of capacities, including General Manager Marine Division.
Required Vote for Election of Directors
          Election as directors of the persons nominated in this Proxy Statement will require the vote of the holders of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present.
THE COMPANY RECOMMENDS A VOTE “FOR” ELECTION AS DIRECTORS OF THE PERSONS NOMINATED HEREIN.
ADDITIONAL INFORMATION REGARDING BOARD OF DIRECTORS
Board Committees and Meetings
          Pursuant to our By-Laws, the Board has established several committees, including an Audit Committee, a Compensation Committee and a Governance & Nominating Committee. During the year ended December 31, 2008, the Board met seven times, the Audit Committee met seven times, the Compensation Committee met one time and the Governance & Nominating Committee met four times. During 2008, each director attended at least 89% of the combined Board meetings and meetings of committees of the Board on which he served. Mr. Butters presided over the meetings of the non-employee members of our Board. Our policy regarding director attendance at the Annual Meeting is that directors are invited to attend, and that we will make all appropriate arrangements for directors that choose to attend. All directors then serving attended the 2008 Annual Meeting.
Board Independence
          Our Board has determined that all nine non-management directors, Messrs. Bijur, Butters, Ford, Gimbel, Gordon, Millard, O’Connell, Rigdon and Ross, of the Company qualify as an “independent” director under the New York Stock Exchange corporate governance rules and that each member of the audit committee qualifies as “independent” under Rule 10A-3 of the United States Securities Exchange Act of 1934 (the “Exchange Act”). Each of the nine non-management directors of the Company are also “non-employee directors” as defined under SEC Rule 16b-3 and “outside directors” as defined in the Internal Revenue Code, section 162(m). These nine independent, non-management directors comprise in full the membership of each committee described below in this “Board Committees and Meetings” section.
          To be considered independent under the New York Stock Exchange rules, our Board affirmatively determined that all nine non-management directors had no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In addition, a director is not independent if, within the preceding three years,
•	the director was employed by the Company;

•	an immediate family member of the director was an executive officer of the Company;

•	the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such service is not contingent in any way on continued service);

•	the director was affiliated with or employed by, or an immediate family member of the director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;

•	the director or an immediate family member of the director was employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; or

•	the director is a current employee, or an immediate family member of the director is a current executive officer of a company that has made payments to, or received payments from, the Company for property or services in an amount which exceeds the greater of $1 million, or two percent of such other company’s consolidated gross revenues.
          The following is not considered by our Board to be a material relationship that would impair a director’s independence. If a director is an executive officer of, or beneficially owns in excess of 10 percent equity interest in, another company:
•	that does business with the Company, and the amount of the annual payments to the Company is less than five percent of the annual consolidated gross revenues of the Company, or $200,000, whichever is more;

•	that does business with the Company, and the amount of the annual payments by the Company to such other company is less than five percent of the annual consolidated gross revenues of the Company, or $200,000, whichever is more; or

•	to which the Company was indebted at the end of its last fiscal year in an aggregate amount that is less than five percent of the consolidated assets of the Company.
          For relationships not covered by the guidelines in the immediately preceding paragraph, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by our Board members who satisfy the independence guidelines described above.
Audit Committee
          We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Messrs. Bijur, Gordon (Chairman), O’Connell and Ford are the current members of the Audit Committee. The Board has determined that all of the Audit Committee members are “independent” as defined in the New York Stock Exchange listing standards applicable to the Company. Mr. Gordon, by virtue of his over 40 years of experience in the field of finance and his role as non-executive Chairman of Union Bancaire Privée International Holdings, Inc., has been designated as the audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K. The Audit Committee’s function is to provide oversight. Its principal oversight responsibilities are to:
•	make recommendations to the Board concerning the selection and discharge of our independent auditors,

•	discuss with internal auditors and independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation; and

•	discuss with management, internal auditors and independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls.
          The Board adopted a written charter for the Audit Committee, which was updated in March 2005 and included as an exhibit to our Proxy Statement on Schedule 14A filed on April 21, 2005. The charter is also posted on our website at www.gulfmark.com, and is available in print to any stockholder who requests a copy in writing to the Company’s Secretary at the Company’s principal address of 10111 Richmond Avenue, Suite 340, Houston, Texas 77042.

Compensation Committee
          Messrs. Bijur, Butters (Chairman), and Gordon are the current members of the Compensation Committee. The Compensation Committee charter, adopted June 26, 2007, is posted on our website at www.gulfmark.com, and is available in print to any stockholder who requests a copy in writing to the Company’s Secretary at the Company’s principal address of 10111 Richmond Avenue, Suite 340, Houston, Texas 77042. The functions of the Compensation Committee are to:
•	recommend to the Board the salaries to be paid to our officers and directors,

•	recommend awards under the various incentive equity plans, and

•	administer our compensation benefit plans, and

•	review and monitor management development and succession plans.
          The recommendations of the Compensation Committee are approved by the full Board, including a majority of the independent directors.
          Information regarding the processes and procedures for the consideration and determination of executive and director compensation may be found in the “Compensation Discussion and Analysis” on pages 12 to 19 of this proxy statement.
Governance & Nominating Committee
          Messrs. Bijur (Chairman), Gimbel, Gordon and Ross are the current members of the Governance & Nominating Committee. The functions of the Governance & Nominating Committee are to:
•	develop and periodically review our governance principles,

•	identify new directors and annually recommend directors to the Board for election,

•	annually evaluate Board and Committee performance, and

•	review and recommend Board compensation for non-employee directors.
          The Governance & Nominating Committee has not previously received any recommendations for director candidates from stockholders and it has not adopted a formal process for considering director candidates who may be recommended by stockholders. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Governance & Nominating Committee will review periodically whether a more formal policy should be adopted. The Governance & Nominating Committee will consider any candidate proposed in good faith by a stockholder. If you would like to recommend a director candidate for consideration by our Governance & Nominating Committee you may submit your recommendation to our executive offices at Governance & Nominating Committee, GulfMark Offshore, Inc., 10111 Richmond Avenue, Suite 340, Houston, Texas 77042. The submission should identify the individual, his or her educational background, work experience and previous public board service and include a statement that the person has agreed to serve if nominated and elected. Any information that would be required to be included in a proxy statement filed under then-current SEC rules should also be included.
          The Governance & Nominating Committee identifies and evaluates director candidates in accordance with the director qualification standards described in the Corporate Governance Policy, which can be found on our website, www.gulfmark.com, and which is available in print to any stockholder who requests a copy in writing to the Company’s Secretary at the Company’s principal address of 10111 Richmond Avenue, Suite 340, Houston, Texas 77042. Candidates are selected for their character, judgment, business experience and acumen, as well as other factors established by the Governance & Nominating Committee. Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interest of the stockholders.

          The Board has adopted a written Governance & Nominating Committee charter which can be found on our website, www.gulfmark.com, and is available in print to any stockholder who requests a copy in writing to the Company’s Secretary at the Company’s principal address of 10111 Richmond Avenue, Suite 340, Houston, Texas 77042.
Code of Business Conduct and Ethics
          The Board adopted a Code of Business Conduct and Ethics applicable to all Company employees and agents as well as a Code of Ethics for our Principal Executive Officers and Senior Financial Officers, which are posted on our website, www.gulfmark.com, and which is available in print to any stockholder who requests a copy in writing to the Company’s Secretary at the Company’s principal address of 10111 Richmond Avenue, Suite 340, Houston, Texas 77042. We intend to satisfy the disclosure requirement regarding any changes in our code of ethics we have adopted and/or any waiver therefrom by posting such information on our website or by filing a Form 8-K for such event.
DIRECTOR COMPENSATION
Fees and Awards
          Each of our non-employee directors is paid $1,500 for each meeting of the Board and $1,500 for each Committee meeting of the Board he attends. In addition, during 2008, a quarterly retainer of $7,500 was paid to each of our non-employee directors during each quarter. We also have a retainer arrangement with Mr. Butters where he receives a retainer of $8,333 per month for serving as Chairman of the Board. We also have a retainer arrangement with Messrs. Gordon, Butters and Bijur where each receives a retainer of $3,000, $1,500 and $1,500, respectively, per quarter for serving as Chairman of the Audit, Compensation and Governance & Nominating Committees, respectively. Each qualified non-employee director was granted 2,200 restricted shares in 2008. In addition, Mr. Rigdon was granted 3,500 restricted shares on July 1, 2008, and Mr. Ford was granted 3,500 restricted shares on March 18, 2009, the dates being the date on which each was appointed as a director. Total compensation paid in 2008 to non-employee directors, including restricted shares granted, director fees and retainers, matching under the Executive Nonqualified Excess Plan (the “EDC Plan”), and earnings under the EDC Plan is as follows:

						Change in
						Pension Value
						and Non-
	Fees			Executive		qualified
	Earned or			Deferred	Non-Equity	Deferred	All
	Paid in	Stock	Option	Compensation	Incentive Plan	Compensation	Other
Name	Cash	Awards(1)	Awards	and Matching	Compensation	Earnings(2)	Earnings	Total
Peter I. Bijur	$71,250	$52,338	$ —	$ 10,688	$ —	$ 8,504	$ —	$ 142,780
David J. Butters	154,750	52,338	—	23,213	—	35,254	—	265,555
Marshall A. Crowe	44,250	52,338	—	—	—	—	—	96,588
Brian R. Ford	—	—	—	—	—	—	—	—
Louis S. Gimbel, 3rd	50,250	52,338	—	7,538	—	—	—	110,126
Sheldon S. Gordon	73,500	52,338	—	11,025	—	—	—	136,863
Robert B. Millard	44,250	52,338	—	6,638	—	—	—	103,226
Robert T. O’Connell	54,750	52,338	—	8,213	—	—	—	115,301
Larry T. Rigdon	20,500	83,265	—	3,075	—	—	—	106,840
Rex C. Ross	50,250	52,338	—	7,538	—	4,573	—	114,699

(1)Value based on the per share market value of the Common Stock on December 31, 2008, which was $23.79.

(2)Under this column, we are required to report deferred compensation earnings on salary and other incentive awards that the individual elects to defer where the earnings exceed a market rate specified by SEC rules.

Executive Nonqualified Excess Plan
          Under our EDC Plan each director may elect to defer up to 100% of any fees paid by us for distribution after retirement or resignation from the Board. Under the EDC Plan, deferred compensation can be used to purchase Common Stock or may be retained by the Company and earn interest at Prime plus 2%. The first 7.5% of compensation deferred must be used to purchase Common Stock and may be matched by the Company. The matching portion vests prorata over five years based on the individual director’s years of service on the Board. We have established a “Rabbi” trust to fund the Common Stock portion of benefits under the EDC Plan. The funds provided to the trust are invested by an independent trustee in our Common Stock, which is purchased by the trustee on the open market. The assets of the trust are available to satisfy the claims of all general creditors of the Company in the event of bankruptcy or insolvency. Distributions from the EDC Plan are made according to the directors’ election in Common Stock for that portion deferred in Common Stock and in cash for that portion retained by the Company. Total compensation paid in 2008 to the non-employee directors, including director fees and retainers, and matching, under the EDC Plan is as follows:

	Aggregate				Aggregate	Aggregate
	Balance at	Director	Registrant	Aggregate	Withdrawals/	Balance at
	December 31,	Contributions	Contributions	Earnings	Distributions	December 31,
Name	2007	in 2008	in 2008	in 2008	in 2008	2008
Peter I. Bijur	$ 362,074	$ 71,250	$ 10,687	$(31,168)	$ —	$ 412,843
David J. Butters	1,636,005	154,750	23,213	(160,624)	—	1,653,344
Marshall A. Crowe	—	—	—	—	—	—
Brian R. Ford	—	—	—	—	—	—
Louis S. Gimbel, 3rd	159,636	25,125	7,538	(92,255)	—	100,044
Sheldon S. Gordon	771,687	73,500	11,025	(414,424)	—	441,788
Robert B. Millard	501,889	44,250	6,638	(268,212)	—	284,565
Robert T. O’Connell	109,171	54,750	8,212	(80,554)	—	91,579
Larry T. Rigdon	—	20,500	3,075	(5,576)		17,999
Rex C. Ross	35,747	50,250	7,537	(32,500)	—	61,034

Total	3,576,209	494,375	77,925	(1,085,313)	—	3,063,196
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          No member of our Compensation Committee is or was an officer or employee of the Company or any of our subsidiaries or had any relationship requiring disclosure under applicable rules. During the 2008 fiscal year, none of our executive officers served as (a) a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company, (b) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (c) a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.
CONTRIBUTIONS TO TAX EXEMPT ORGANIZATIONS
          We have made no contributions to any tax exempt organization in which any independent director serves as an executive officer.

EXECUTIVE OFFICERS AND COMPENSATION
          The following are executive officers and key employees of the Company, who serve at the discretion of the Board.

Name	Position	Age
Bruce A. Streeter	President and Chief Executive Officer	60
Edward A. Guthrie	Executive Vice President, Chief Financial Officer, and Secretary	64
Quintin V. Kneen	Senior Vice President – Finance and Administration	43
John E. (“Gene”) Leech	Executive Vice President – Operations	56
Samuel R. Rubio	Vice President – Controller and Chief Accounting Officer	49
          Bruce A. Streeter has served as President and Chief Operating Officer of the Company since January 1997 and as the Chief Executive Officer since 2006. He was elected as director of the Company in 1997. He served as President of our predecessor’s Marine Division from November 1990 until he became President and Chief Operating Officer of the Company. Prior to November 1990, Mr. Streeter was with Offshore Logistics, Inc. for a period of twelve years serving in a number of capacities, including General Manager Marine Division.
          Edward A. Guthrie was elected Executive Vice President – Finance, Chief Financial Officer, and Secretary of the Company in July 1999. Prior to that date, Mr. Guthrie served in a number of capacities with Cliffs Drilling Company (“Cliffs”) and its former parent company for a period of 25 years, most recently serving as Vice President-Finance and Chief Financial Officer prior to Cliffs’ merger with R&B Falcon Corporation. Mr. Guthrie will be retiring from the Company in 2009.
          Quintin V. Kneen was named Senior Vice President – Finance and Administration of the Company in December 2008. Mr. Kneen joined GulfMark in June 2008 as the Vice President – Finance. He will transition to the role of Chief Financial Officer upon Mr. Guthrie’s retirement. Previously, he was Vice President-Finance & Investor Relations for Grant Prideco, Inc., serving in executive finance positions at Grant Prideco since June 2003. Prior to joining Grant Prideco, Mr. Kneen held executive finance positions at Azurix Corp. and was an Audit Manager with the Houston office of Price Waterhouse LLP. He holds an M.B.A. from Rice University and a B.B.A. in Accounting from Texas A&M University, and is a Certified Public Accountant and a Chartered Financial Analyst.
          John E. (“Gene”) Leech was named Executive Vice President – Operations of the Company in February 2001 after having served as Vice President – Operations from January 1997. He served as Vice President of our predecessor’s Marine Division from its formation in November 1990 until he became Vice President – Operations of the Company. Prior to November 1990, Mr. Leech was with Offshore Logistics, Inc. for a period of fifteen years serving in a number of capacities, including Manager Domestic Operations and International Operations Manager.
          Samuel R. Rubio was named Vice President – Controller and Chief Accounting Officer of the Company on December 31, 2008 upon Carla S. Mashinski’s resignation. Mr. Rubio joined GulfMark in 2005 as the Assistant Controller and was subsequently promoted to Controller in 2007. He has a B.B.A. degree from Sul Ross State University and is a Certified Public Accountant and a member of both the American Institute of Certified Public Accountants and the Texas Society of CPA’s. In addition, Mr. Rubio has over 25 years of experience in accounting at both operating division and corporate levels as well as the management of accounting organizations.
          The aggregate compensation paid by the Company for services rendered during the last year in all capacities to the highest paid executive officers for the year ended December 31, 2008, may be found in the “2008 Summary Compensation Table” on page 19 of this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Program
Philosophy
          Our executive compensation program has been designed to motivate, reward, attract and retain the management deemed essential to ensure our success. The program seeks to align executive compensation with our objectives, business strategy and financial performance. In applying these principles, the Compensation Committee seeks to:
•	reward executives for long-term strategic management and the enhancement of stockholder value;

•	support an environment that rewards performance with respect to our goals, as well as our performance relative to industry competitors;

•	integrate compensation programs with our short and long-term strategic plans;

•	attract and retain key executives critical to our long-term success; and

•	align the interests of executives with the long-term interests of stockholders through equity awards.
Administration
          The executive compensation program is administered by the Compensation Committee of the Board, which is comprised of three non-employee directors. The specific duties and responsibilities of the Compensation Committee are described in this proxy statement under “Additional Information Regarding Board, Board Committees and Meetings – Compensation Committee”. The recommendations of the Compensation Committee are approved by the full Board, including a majority of the independent directors.
Compensation Program Benchmarking
          Based on its work with Pearl Meyer & Partners, who evaluated industry long-term incentive objectives and pay outs, and Longnecker & Associates, who evaluated industry employment contract provisions for executives similarly situated to our top three executive officers, the Compensation Committee has selected thirteen companies against which to compare our executive compensation program. The following four companies were selected because they either directly compete with us or have operations that are comparable to our operations: Hornbeck Offshore Services, Inc.; Seacor Holdings Inc.; Tidewater Inc.; and Trico Marine Services, Inc. This group is designated as the “Direct Peer Group”. The remaining nine companies were selected to represent the broader oilfield and marine services market in which we also compete for talent: Bristow Group, Inc.; Global Industries, Ltd.; Helix Energy Solutions Group, Inc.; Kirby Corp.; Oceaneering International, Inc.; Oil States International Inc.; Parker Drilling Co.; Superior Energy Services Inc.; and Universal Compression Holdings Inc. We refer to these thirteen companies collectively as our “Broad Peer Group”. The Compensation Committee reviews the two peer group compositions on an annual basis. The Compensation Committee may elect to modify either group for future periods to reflect best practices in executive compensation or changes in our business or the business of other companies, in and outside the Broad Peer Group.
Compensation Program Components
          An executive’s compensation typically consists of:
•	base salary paid in cash;

•	annual incentive paid in cash;

•	long-term incentive awards comprised of restricted stock;

•	severance and change in control arrangements;

•	perquisites;

•	benefits; and

•	indemnification agreements.
          The balance among these components is established annually by the Compensation Committee and is designed to recognize past performance, retain key employees and encourage future performance.
          The Compensation Committee reviews and recommends the specific base salary and bonus compensation of our top four executive officers, while Mr. Rubio’s and Ms. Mashinski’s salary and bonus are determined by the President and Chief Executive Officer based on similar guidelines. Effective December 31, 2008, Ms. Mashinski’s employment ended and Mr. Rubio was named Chief Accounting Officer. Typically, the President and Chief Executive Officer and the Chief Financial Officer present industry compensation data based on reports prepared from information provided by Equilar Inc., a company that accumulates data from public filings, which is then sorted by the Direct Peer Group and the Broad Peer Group. Calculations required to support achievement of compensation goals established by the Compensation Committee are also provided. The President and Chief Executive Officer recommends performance criteria for the named executive officers other than himself. Those executive officers do not participate in the deliberation process of the Compensation Committee. Our executive officers do participate in the review and award process for other key employees. The particular elements of the compensation programs for such persons are set forth in more detail below.
          Base Salary
          Base salary levels are primarily determined by the Compensation Committee at levels the Compensation Committee deems necessary or appropriate to attract and retain the level of competence needed for the position. Base salary levels are reviewed annually based on individual performance, industry conditions and market considerations. The Compensation Committee believes that base salary levels for our executive officers are competitive and within a range that the Compensation Committee considers reasonable and necessary. The Compensation Committee made its decisions regarding the base salary of our executive officers based on the Broad Peer Group identified earlier. The general objective is to maintain base salaries generally within the 50th percentile of the Broad Peer Group. It is the intent of the Compensation Committee to continue to review and assess base salary levels in order to maintain a competitive structure for the Company when compared to the Broad Peer Group.
          Non-Equity Incentive Plan Compensation
          We provide incentive compensation to our executive officers and key employees in the form of annual cash bonuses relating to financial and operational achievements during the prior year for the purpose of retaining and motivating the executive officers and key employees pursuant to the GulfMark Offshore, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”). The cash amounts of such bonuses for executive officers are determined by the Compensation Committee and are primarily based upon an analysis of the person’s job performance and his or her specific accomplishments during the preceding calendar year. In the case of corporate financial officers, incentive compensation decisions are made primarily on the basis of the assistance and performance of such persons and key employees in implementing corporate objectives within the scope of his or her responsibilities. In the case of operational officers, incentive compensation decisions are made primarily on the basis of the operational results of the business operations for which such persons and lay employees were responsible. Although the achievement of certain financial objectives as measured by a business segment’s earnings are considered in determining incentive compensation, other subjective and less quantifiable criteria are also considered, such as market penetration, development of the fleet, and effectiveness of new information systems. In this regard, the Compensation Committee takes into account specific operational achievements that are expected to affect future earnings and results or that had an identifiable impact on the prior year’s results.
          Such cash bonus awards are linked to the achievement of Company-wide and regional performance goals and are designed to put a significant portion of total compensation at risk. Pursuant to the Incentive Compensation

Plan, the Compensation Committee has established a bonus target for each executive officer based upon a review of the competitive data for that position, level of responsibility and ability to impact our success. Individual executive officer 2008 bonus targets range from 50% to 100% of base salary, except the President and Chief Executive Officer’s bonus has no limit as the Compensation Committee believes there should be flexibility to award amounts in excess of base salary given attainment of significant achievements above the corporate and individual goals and objectives established for the year. The actual amount of the cash bonus can range from 0% to 150% of the targeted bonus and is based exclusively on the Company-wide and/or regional achievement of these performance goals, which are operating income, EBITDA margin, return on investment, safety performance and specific administrative objectives. The Compensation Committee also has the discretion to award up to 20% of the aggregate of the targeted bonuses to recognize outstanding performance by executive officers or other management personnel included in the Incentive Compensation Plan.
          In 2009, the bonus targets for our executive officers were unchanged based upon objectives set at the beginning of 2009 for operating income, return on investment and earnings before interest, taxes, and depreciation (EBITDA) for the Company compared to the Direct Peer Group, which objectives are $204 million for operating income, 14% for return on investment, and the last twelve month EBITDA margin for the Direct Peer Group. In addition, a portion of the bonus potential is based on other strategic goals and objectives as outlined at the beginning of 2009, which include measures for safety performance, certain administrative objectives, growth through acquisitions, expansionary efforts and other goals that the Compensation Committee has determined to enhance stockholder value.
          Incentive Equity Plan
          We also provide long-term incentive compensation to our executive officers and key employees through equity awards pursuant to the 1997 Incentive Equity Plan. The use of equity awards is intended to provide incentives to our executive officers and key employees to work toward our long-term goals. Equity awards are not granted by the Compensation Committee as a matter of course as part of the regular compensation of any executive or key employee. The decision to grant an equity award is based on the perceived incentive that any such grant will provide and the benefits that the grant may have on long-term stockholder value. The determination of the number of shares granted is based on the level and contribution of the intended recipient. Consideration is also given to the anticipated contribution of the business operations for which the intended recipient has responsibility to overall stockholder value. Long-term incentive compensation for 2008 performance has been granted in 2009 to Messrs. Streeter, Guthrie, Leech, Kneen and Rubio and other employees.
          For our 2006 to 2008 performance period, the Compensation Committee did not award any options, but instead awarded restricted shares as reflected in the table below. The reason the Compensation Committee chose to award restricted stock instead of options is because the committee believes restricted stock awards create a higher level of retention than do options. The awards are granted around the same time each year, which gives the Compensation Committee enough time to review the prior year performance. The restrictions on the shares awarded lapse three years from the date of grant except as indicated below. A total of 340,080 restricted shares have been awarded to officers in the last three years:

Name	2009(1)	2008(1)	2007(1)	Total
Bruce A. Streeter	71,812	40,852	36,542	149,206
Edward A. Guthrie	31,700	19,280	20,877	71,857
Quintin V. Kneen	14,745	4,000	—	18,745
John E. (“Gene”) Leech	31,700	19,280	20,642	71,622
Carla S. Mashinski(2)	—	7,500	8,000	15,500
Samuel R. Rubio(2)	7,400	3,000	2,750	13,150

(1)Restrictions lapse in accordance with the following vesting schedule: 1/3 in 12 months, 1/3 in 24 months and 1/3 in 36 months with the exception of Mr. Kneen’s 2008 shares, where the vesting schedule is 36 months and Mr. Rubio’s 2008 shares, where the vesting schedule is 1/3 in 11 months, 1/3 in 23 months, and 1/3 in 35 months. Awards in 2009 relate to 2008 performance, awards in 2008 relate to 2007 performance, and awards in 2007 relate to 2006 performance.

(2)Ms. Mashinski’s employment ended as of December 31, 2008 and Mr. Rubio was named Chief Accounting Officer as of that date. As a result of Ms. Mashinski’s employment ending, 10,486 of her shares were forfeited in 2009.
          The stock options which have previously been granted and are currently outstanding are subject to vesting over a number of years and have exercise prices based on the market price of the Common Stock at the date of grant.
          Severance and Change in Control Arrangements
          We have entered into Employment Agreements with our top three executive officers: President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, and Executive Vice President - Operations. The purpose of the Employment Agreements is: (i) to ensure that we will have the continued dedication of the executive, notwithstanding the possibility, threat or occurrence of a change of control; (ii) to diminish the inevitable distraction of the executive resulting from the uncertainties and risks created by a pending or threatened change of control; and (iii) to provide the executive with compensation and benefits arrangements upon a change of control that are competitive with those of other corporations. These agreements are automatically renewed for one year terms unless 120 days notice is giving by us or the executive. These agreements were effective December 31, 2006 for a one year term, and were automatically renewed for one year terms on December 31, 2007 and on December 31, 2008. The base salary for Messrs. Streeter, Guthrie and Leech are included in their respective Employment Agreements. See further information contained in “Potential Payments upon Termination or Change-In-Control” on pages 23 to 25 of this proxy statement.
          Perquisites
          The Company provides the executives with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program. Executives are provided with the following benefits as a supplement to their other compensation:
•	Use of Company vehicle: We provide Messrs. Streeter and Leech with a company vehicle for use for travel to and from the office and business-related events. The Company pays for all maintenance, insurance and gasoline for such vehicles.

•	Use of club membership: We pay for the monthly membership fees for certain golf or social clubs for Messrs. Streeter, Guthrie and Leech. The Company has encouraged management to belong to a golf or social club so that they have an appropriate entertainment forum for customers and vendors.
          Benefits
          The executive officers also participate in the Company’s other benefit plans on the same terms as other employees. These plans include a defined contribution plan, for which the Company matched up to 100% of the first 6% of salary contributed by the employee, and medical, dental and term life insurance. In addition, Messrs. Streeter, Guthrie and Leech each have life insurance policies for which we reimburse them for the premiums.
          Stock Ownership Guidelines
          In September 2008, the Board adopted stock ownership guidelines for the Company’s directors and executives which was incorporated in the Corporate Governance Policy and can be found on our website, www.gulfmark.com. The guidelines require our directors and executive officers to hold the following values in the form of Company stock within three years of their appointment to their respective position (the director’s annual base compensation or the executive’s base salary is multiplied by the appropriate multiple):
•	5x for the chief executive officer and all directors.

•	3x for the chief operating officer, chief financial officer and executive vice presidents.

•	2x for all other executive officers.

          Ownership of the guideline amounts must be maintained for as long as the director or executive officer is subject to the guidelines.
          Indemnification Agreements
          The Company has entered into an indemnification agreement with each of our executives and independent directors (as well as certain other officers of the Company). These agreements provide for us to, among other things, indemnify the individual against certain liabilities that may arise by reason of his or her status or service as an officer, to advance expenses incurred as a result of certain proceedings and to cover him or her under our directors’ and officers’ liability insurance policy. These agreements are intended to provide indemnification rights to the fullest extent permitted under Delaware law and under our governing documents.
2008 Executive Compensation
          Determination of 2008 Base Salary
          During the first quarter of 2008 the Compensation Committee approved base salaries for Messrs. Streeter, Guthrie and Leech, while our President and Chief Executive Officer determined Ms. Mashinski’s salary. The President and Chief Executive Officer approved Mr. Kneen’s and Mr. Rubio’s 2008 base salaries. Relevant industry and market data were considered and executive compensation benchmark data derived from executive compensation surveys and information relating to our Broad Peer Group were reviewed when making salary determinations. Based on the analysis of this information and the goals and objectives described above, the Compensation Committee and, with respect to Ms. Mashinski, our President and Chief Executive Officer determined the following 2008 base salaries were reasonable:

Name	Title	2008 Base Salary

Bruce A. Streeter	President and Chief Executive Officer	$575,000
Edward A. Guthrie	Executive Vice President, Chief Financial Officer and Secretary	305,000
Quintin V. Kneen	Senior Vice President – Finance and Administration	220,000
John E. (“Gene”) Leech	Executive Vice President – Operations	305,000
Carla S. Mashinski(1)	Vice President – Accounting and Chief Accounting Officer	199,000
Samuel R. Rubio(1)	Vice President – Controller and Chief Accounting Officer	175,000

(1)Ms. Mashinski’s employment ended as of December 31, 2008 and Mr. Rubio was named Chief Accounting Officer as of such date.
          2008 Company Performance
          At the beginning of 2008, the Compensation Committee established a maximum annual cash incentive bonus level for each of Messrs. Streeter, Guthrie and Leech, as described in “Non-Equity Incentive Plan Compensation” above. It also established performance evaluation criteria for our President and Chief Executive Officer, which were to: (1) achieve operating income of $130 million; (2) attain return on investment of 15%; (3) meet or exceed last twelve months average Direct Peer Group EBITDA margin; (4) attain LTIF (lost time incident frequency) of less than 0.725 per million man hours; (5) evaluate Phase I SAP benefits and implement SAP-Phase II; and (6) complete and implement the corporate succession plan. The Compensation Committee also approved the performance evaluation criteria recommended by the President and Chief Executive Officer for the named executive officers other than himself.
          In early 2009, the Compensation Committee reviewed our actual performance relative to such performance evaluation criteria, which were: (1) actual operating income of $241.6 million compared to the goal of $130 million; (2) return on investment of 19.2% versus the goal of 15%; (3) EBITDA margin for the period September 30, 2007 to October 1, 2008 of 50.4% compared to Direct Peer Group EBITDA margin of 32.1%; (4) LTIF of 0.23 for the North Sea region and 0.42 for the Gulf of Mexico region per million man hours versus the goal of less than 0.75; (5) the evaluation of the SAP-Phase I benefits and the SAP-Phase II implementation was completed; and (6) the corporate succession plan was adopted. For 2008, the Compensation Committee found that we had exceeded such goals. Although annual cash incentive bonuses under the Incentive Compensation Plan are not entirely formulaic, the Compensation Committee considered, among other factors, our performance and the competitive market in the industry during 2008 and determined that, to maintain a competitive compensation package and retain high quality employees, it needed to pay competitive annual incentive bonuses for 2008.
          Chief Executive Officer Annual Cash Incentive Bonus
          Based on the policies described above, the Compensation Committee reviewed all elements of Mr. Streeter’s total compensation for 2008, including his base salary, annual cash incentive bonus and long-term incentive award. Based on the Compensation Committee’s review of these and other subjective factors, including the successful acquisition of Rigdon Marine Corporation, they found Mr. Streeter’s total compensation to be reasonable and not excessive. The Compensation Committee believed our performance as evidenced in the “2008 Company Performance” section of this report demonstrated that Mr. Streeter had been successful in his role as President and Chief Executive Officer. Having reviewed the contribution that Mr. Streeter made to our performance in 2008, the Compensation Committee believed that he continued to demonstrate the integrity, planning and leadership qualities that the executive compensation program was designed to foster and reward. In light of the foregoing, the Compensation Committee concluded that Mr. Streeter should receive an annual cash incentive bonus for his 2008 performance in the amount of $700,000, which is based upon our performance and Mr. Streeter’s exceptional individual performance.
          Annual Cash Incentive Bonus of Other Named Executive Officers
          The Compensation Committee reviewed all elements of total compensation for Messrs. Guthrie, Kneen, and Leech for 2008 in the same manner as they reviewed the total compensation for our President and Chief Executive Officer, taking into account Mr. Kneen’s December 2008 executive officer appointments. The Compensation Committee also considered recommendations from the President and Chief Executive Officer regarding total compensation for Messrs. Guthrie, Kneen, Leech and Rubio. Based on corporate performance as evidenced in the “2008 Company Performance” section of this report, as well as their individual performance, the Compensation Committee concluded that (1) Mr. Guthrie should receive an annual cash incentive bonus for his 2008 performance in the amount of $400,000, which is based upon our performance and Mr. Guthrie’s individual performance, (2) Mr. Kneen should receive an annual cash incentive bonus for his 2008 performance in the amount of $192,500 representing his contributions from his date of hire and our performance, and (3) Mr. Leech should receive an annual cash incentive bonus for his 2008 performance in the amount of $400,000, which is based upon our performance and Mr. Leech’s individual performance. The President and Chief Executive Officer concluded that Ms. Mashinski should receive an annual cash incentive bonus for her 2008 performance in the amount of $150,000, which is based upon our performance and Ms. Mashinski’s individual performance and that Mr. Rubio should receive an annual cash incentive bonus for his 2008 performance in the amount of $100,000, which is based upon our performance and Mr. Rubio’s individual performance.
          2008 Grants of Long-Term Incentive Awards
          The Compensation Committee believes long-term incentive awards provide an effective means of executive retention and an incentive to build stockholder value. Based on the performance of our Common Stock and the Compensation Committee’s review of competitive practices, our financial achievements and individual performance, the Compensation Committee determined awards in the form of restricted stock to certain named executive officers were reasonable. Under our 1997 Incentive Equity Plan, the Compensation Committee granted (1) 71,812 shares of restricted stock to Mr. Streeter, (2) 31,700 shares of restricted stock to Mr. Guthrie, (3) 14,745 shares of restricted stock to Mr. Kneen, and (4) 31,700 shares of restricted stock to Mr. Leech. The President and Chief Executive Officer concluded that Mr. Rubio should be granted 7,400 shares of restricted stock. No stock options were granted to any named executive officer during 2008. The terms of these restricted stock grants are described in the “Outstanding Equity Awards at Fiscal Year-End” table on page 21 of this proxy statement.

          Determination of 2009 Annual Base Salary and Incentive Bonus Potential
          In early 2009, the Compensation Committee also considered whether adjustments should be made to the base salaries and incentive bonus potential under the Incentive Compensation Plan for the named executive officers for 2009. The Compensation Committee adjusted each of Messrs. Streeter, Guthrie, Kneen and Leech’s base salary and incentive bonus potential based on individual performance, 2009 market conditions and the other factors discussed above. The President and Chief Executive Officer determined that Mr. Rubio’s salary should be adjusted as set forth below based on the same factors used to determine the other four named officers. The following table sets forth the 2009 base salaries and the target incentive bonus potential (as a percentage of base salary) for the named executive officers.

			Target 2009
			Incentive Bonus
		2009 Base	Potential (as a %
Name	Title	Salary	of Base Salary)

Bruce A. Streeter	President and Chief Executive Officer	$592,250	Unlimited
Edward A. Guthrie	Executive Vice President, Chief Financial Officer and Secretary	305,000	100%
Quintin V. Kneen	Senior Vice President – Finance and Administration	285,000	100%
John E. (“Gene”) Leech	Executive Vice President – Operations	314,500	100%
Samuel R. Rubio(1)	Vice President – Controller and Chief Accounting Officer	175,000	50%

(1)Mr. Rubio was named Chief Accounting Officer as of December 31, 2008.
          The President and Chief Executive Officer has an unlimited incentive bonus potential as the Compensation Committee believes there should be flexibility to award amounts in excess of base salary given attainment of significant achievements above the corporate and individual goals and objectives established for the year.
          Allocation of Compensation between Short and Long-Term Benefits
          The Compensation Committee chose to allocate the compensation program for the Company’s executive officers and key employees between equity-based and non-equity-based compensation in order to balance the policies of supporting long-term performance measures while rewarding yearly performance goals. In 2008, the percentage of short-term to long-term benefits given to Messrs. Streeter, Guthrie, Kneen, Leech, and Rubio and Ms. Mashinski is listed below based on the 2008 Summary Compensation Table following:

Name	Short-Term Benefits(1)	Long-Term Benefits(2)	Total

Bruce A. Streeter	40%	60%	100.0%
Edward A. Guthrie	45%	55%	100.0%
Quintin V. Kneen	46%	54%	100.0%
John E. (“Gene”) Leech	45%	55%	100.0%
Carla S. Mashinski(3)	86%	14%	100.0%
Samuel R. Rubio(3)	54%	46%	100.0%

(1)Short-Term Benefits include salary, bonus, insurance premiums paid, club dues, personal use of Company vehicles and moving expenses.

(2)Long-Term Benefits include stock awards, matching amounts under the EDC Plan and retirement contributions.

(3)Ms. Mashinski’s employment ended as of December 31, 2008, and Mr. Rubio was named Chief Accounting Officer as of such date.

Tax Considerations
          During 1993, Congress enacted legislation that could have the effect of limiting the deductibility of executive compensation paid to each of a company’s five highest paid executive officers. This legislation provides that compensation paid to any one executive in excess of $1,000,000 will not be deductible unless it is performance-based and paid under a plan that has been approved by stockholders. The Compensation Committee considers the application of this legislation when reviewing executive compensation; however, the limitation on deductibility of executive compensation has not had any impact on the Company to date.
COMPENSATION COMMITTEE REPORT
          The Compensation Committee has reviewed and discussed with the management of GulfMark Offshore, Inc. (the “Company”) the Compensation Discussion and Analysis included in its proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.
          Submitted by the Compensation Committee of the Board:
David J. Butters — Chairman of the Compensation Committee
Peter I. Bijur — Compensation Committee Member
Sheldon S. Gordon — Compensation Committee Member
2008 SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards(1)	Awards	Compensation(2)	Earnings(3)	Compensation(4)	Total

Bruce A. Streeter	2008	$575,000	$—	$1,708,407	$—	$700,000	$1,584	$200,757	$3,185,748
President and Chief	2007	500,000	—	1,667,987	—	675,000	1,569	182,136	3,026,692
Executive Officer	2006	400,000	—	841,725	—	612,000	818	136,873	1,991,417
Edward A. Guthrie	2008	305,000	—	754,143	—	400,000	22,446	111,248	1,592,837
Executive Vice	2007	285,000	—	787,202	—	384,750	22,492	105,784	1,585,228
President, Chief	2006	275,000	—	579,855	—	371,000	12,635	96,597	1,335,087
Financial Officer, and Secretary
Quintin V. Kneen	2008	128,333	—	350,784	—	192,500	—	22,456	694,073
Senior Vice President — Finance and Administration
John E. (“Gene”) Leech	2008	305,000	—	754,143	—	400,000	1,245	115,162	1,575,550
Executive Vice	2007	285,000	—	787,202	—	384,750	1,373	114,478	1,572,803
President — Operations	2006	275,000	—	564,891	—	371,000	864	252,897	1,464,652
Carla S. Mashinski(5)	2008	203,073	—	—	—	150,000	968	58,211	412,252
VP — Accounting &	2007	188,100	—	406,200	—	155,000	1,014	54,792	805,106
Chief Accounting	2006	176,250	—	261,870	—	150,000	559	51,877	640,555
Officer, and Assistant Secretary
Samuel R. Rubio(5)	2008	144,167	—	176,046	—	100,000	—	36,059	456,272
VP — Controller and Chief Accounting Officer

(1)Awards for 2008 were granted March 13, 2009, and are valued based on the market value of the Common Stock on December 31, 2008, which was $23.79.

(2)Represents cash amounts for 2008 are paid in 2009 under the Incentive Compensation Plan. The calculation is based on factors identified by the Compensation Committee and discussed in the “Compensation Discussion and Analysis” on pages 12 to 19 of this proxy statement.

(3)Under this column, we are required to report deferred compensation earnings on salary and other incentive awards that the individual elects to defer where the earnings exceed a market rate specified by SEC rules.

(4)All Other Compensation includes the following:

		Life Insurance	Other		Personal Use of
	Retirement	Policy	Insurance	Club	Company		Moving
Name	Contributions	Premiums	Premiums	Dues	Vehicles	EDC Match	Expenses	Total

Bruce A. Streeter	$15,500	$4,485	$2,026	$1,812	$1,834	$175,100	$—	$200,757
Edward A. Guthrie	15,500	2,660	2,026	—	—	91,062	—	111,248
Quintin V. Kneen	7,123	768	1,013	—	—	13,552	—	22,456
John E. (“Gene”) Leech	15,500	4,005	2,026	—	2,569	91,062	—	115,162
Carla S. Mashinski(5)	10,966	312	1,995	—	—	44,938	—	58,211
Samuel R. Rubio(5)	7,361	312	1,216	—	—	27,170	—	36,059

(5)Ms. Mashinski’s employment ended on December 31, 2008 and Mr. Rubio was named Chief Accounting Officer as of such date. As a result, in 2009, $249,462 of the value of Ms. Mashinski’s shares was forfeited.
EMPLOYMENT AGREEMENTS
          One of our subsidiaries has entered into employment agreements with Messrs. Streeter, Guthrie, and Leech. The purpose of the Employment Agreements is: (i) to ensure that we will have the continued dedication of the executive, notwithstanding the possibility, threat or occurrence of a change of control; (ii) to diminish the inevitable distraction of the executive resulting from the uncertainties and risks created by a pending or threatened change of control; and (iii) to provide the executive with compensation and benefits arrangements upon a change of control that are competitive with those of other corporations. Effective as of December 31, 2006, Mr. Streeter’s one year agreement entitles him to be employed as President of the Company and certain of our subsidiaries and to receive a minimum annual salary of $400,000. Effective December 31, 2006, Mr. Guthrie’s one year agreement entitles him to be employed as Executive Vice President — Finance and Chief Financial Officer of the Company and certain of our subsidiaries and to receive a minimum annual salary of $275,000. Effective December 31, 2006, Mr. Leech’s one year agreement entitles him to be employed as Executive Vice President-Operations of the Company and certain of our subsidiaries and to receive a minimum annual salary of $275,000. These agreements are automatically renewed for one year terms unless 120 days notice is given by us or the executive. As no notice was given, on December 31, 2007 and 2008, these agreements were automatically extended for one additional year.
GRANTS OF PLAN-BASED AWARDS

					All Other	All Other
					Stock	Stock
					Awards:	Awards:	Exercise or	Grant Date
					Number of	Number of	Base Price	Fair Value
		Estimated Possible Payouts Under Non-			Shares of	Securities	of Option	of Stock
		Equity Incentive Plan Awards			Stock or	Underlying	Awards	and Options
Name	Grant Date	Threshold	Target	Maximum	Units(1)(2)	Options	($/Sh)	Awards

Bruce A. Streeter	1/25/2008	$ —	$575,000	$862,500	40,852	—	$ —	$1,667,987
Edward A. Guthrie	1/25/2008	—	305,000	457,500	19,280	—	—	787,202
Quintin V. Kneen	6/19/2008	—	128,333	192,500	4,000	—	—	270,080
John E. (“Gene”) Leech	1/25/2008	—	305,000	457,500	19,280	—	—	787,202
Carla S. Mashinski(3)	3/31/2008	—	203,073	304,610	7,500	—	—	406,200
Samuel R. Rubio(3)	7/15/2008	—	72,084	208,126	3,000	—	—	161,070

(1)Our restricted stock is delivered pursuant to our 1997 Incentive Equity Plan and vesting is subject to continued employment with the Company, and while previous performance is considered in making the award, once awarded, the restricted stock is not tied to any level of performance requirements.

(2)Restrictions on the restricted stock awarded lapse over three years, 1/3 per year, ending on January 25, 2011 for Messrs. Streeter, Guthrie and Leech and ending on March 31, 2011 for Ms. Mashinski, ending on June 9, 2011 for Mr. Kneen and ending on June 15, 2011 for Mr. Rubio. If declared, dividends will be paid on restricted stock awards prior to vesting.

           (3)Ms. Mashinski’s employment ended on December 31, 2008 and, as a result, in 2009, 4,680 shares were vested and 10,486 shares were forfeited. Mr. Rubio was named Chief Accounting Officer as of such date.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
          The following table provides information concerning unexercised options and restricted stock that have not vested for each named executive officer as of December 31, 2008:

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value of
	Number of	Number of	Plan Awards:					Unearned	Unearned
	Securities	Securities	Number of			Number of		Shares,	Shares,
	Underlying	Underlying	Securities			Shares or	Market Value	Units or	Units or
	Unexercised	Unexercised	Underlying			Units of	of Shares or	Other	Other
	Options	Options	Unexercised	Option	Option	Stock That	Units of Stock	Rights	Rights
			Unearned	Exercise	Expiration	Have Not	That Have	That Have	That Have
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Not Vested(1)	Not Vested	Not Vested

Bruce A. Streeter	66,000	—	—	$6.5782	2/18/09	—	$—	—	—
	60,000	—	—	7.1563	2/24/10	—	—	—	—
	70,000	—	—	16.27	2/27/11	—	—	—	—
	70,000	—	—	17.44	2/27/12	—	—	—	—
	—	—	—	—	—	7,500(2)	178,425	—	—
	—	—	—	—	—	24,361(3)	579,548	—	—
	—	—	—	—	—	40,882(4)	971,869	—	—
Edward A. Guthrie	26,000	—	—	16.27	2/27/11	—	—	—	—
	36,000	—	—	17.44	2/27/12	—	—	—	—
	—	—	—	—	—	5,166(2)	122,899	—	—
	—	—	—	—	—	13,918(3)	331,109	—	—
	—	—	—	—	—	19,280(4)	458,671	—	—
Quintin V. Kneen	—	—	—	—	—	4,000(5)	95,160	—	—
John E. (“Gene”) Leech	28,000	—	—	6.5782	2/18/09	—	—	—	—
	30,000	—	—	7.1563	2/24/10	—	—	—	—
	36,000	—	—	16.27	2/27/11	—	—	—	—
	40,000	—	—	17.44	2/27/12	—	—	—	—
	—	—	—	—	—	5,033(2)	119,735	—	—
	—	—	—	—	—	13,761(3)	327,374	—	—
	—	—	—	—	—	19,280(4)	458,671	—	—
Carla S. Mashinski(10)	—	—	—	—	—	2,333(6)	55,502	—	—
	—	—	—	—	—	5,333(7)	126,872	—	—
	—	—	—	—	—	7,500(8)	178,425	—	—
Samuel R. Rubio(11)	—	—	—	—	—	666(6)	15,844	—	—
	—	—	—	—	—	1,833(7)	43,607	—	—
	—	—	—	—	—	3,000(9)	71,370	—	—
           (1)Value based on the market value of the Common Stock on December 31, 2008 ($23.79).
           (2) Restricted stock award vests on March 16, 2009.
           (3)Restricted stock award vests 1/2 on each of January 23, 2009 and 2010.
           (4)Restricted stock award vests 1/3 on each of January 25, 2009, 2010 and 2011.
           (5)Restricted stock award vests on June 6, 2011.
           (6)Restricted stock award vests on June 6, 2009.

(7)Restricted stock award vests 1/2 on each of June 15, 2009 and 2010.

(8)Restricted stock award vests 1/3 on each of March 31, 2009, 2010 and 2011.

(9)Restricted stock award vests 1/3 on each of June 15, 2009, 2010 and 2011.

(10)Ms. Mashinski’s employment ended on December 31, 2008. As a result, in 2009, 4,680 shares were vested and 10,486 shares were forfeited.

(11)Mr. Samuel R. Rubio was named Chief Accounting Officer as of December 31, 2008.
2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized on	Shares Acquired	Value Realized on
Name	on Exercise	Exercise(1)	on Vesting	Vesting(1)

Bruce A. Streeter	60,000	$3,283,557	27,347	$515,977
Edward A. Guthrie	—	—	15,459	282,035
Quintin V. Kneen	—	—	—	—
John E. (“Gene”) Leech	24,000	1,056,540	15,247	278,220
Carla S. Mashinski(2)	—	—	6,333	176,946
Samuel R. Rubio(2)	—	—	1,584	40,052

(1)Value realized represents the difference of the fair market value of the shares at the time of exercise or vesting, as appropriate, over the grant price.

(2)Ms. Mashinski’s employment ended on December 31, 2008, and Mr. Rubio was named chief Accounting Officer as of such date.
EQUITY COMPENSATION PLANS
          The table below provides information relating to our equity compensation plans as of December 31, 2008:

Number of Securities
Remaining Available
	Number of Securities	Weighted-Average	for Future Issuance
	to be Issued upon	Exercise Price of	Under Compensation
	Exercise of	Outstanding	Plans (Excluding
	Outstanding Options,	Options, Warrants	Securities Reflected in
Plan Category	Warrants and Rights	and Rights	First Column)

Equity compensation plans approved by stockholders(1)	673,650	$13.94	1,522,695
Equity compensation plans not approved by stockholders	—	—	—

Total	673,650	$13.94	1,522,695

(1)Related to the Amended and Restated 1993 Non-Employee Director Stock Option Plan, the 1997 Incentive Equity Plan and the 2005 Non-Employee Director Share Incentive Plan.

DEFERRED COMPENSATION
2008 EXECUTIVE NONQUALIFIED EXCESS PLAN COMPENSATION
          Under our EDC Plan each officer may elect to defer up to 50% of any salary and a minimum of 10% of bonus paid by us for distribution after retirement or resignation from the Company. Under the EDC Plan, deferred compensation can be used to purchase Common Stock or may be retained by the Company and earn interest at Prime plus 2%. The first 7.5% of compensation deferred must be used to purchase Common Stock and may be matched by the Company. The matching portion vests prorata over five years based on the individual officer’s years of service with the Company. We have established a “Rabbi” trust to fund the Common Stock portion of benefits under the EDC Plan. The funds provided to the trust are invested by an independent trustee in our Common Stock, which is purchased by the trustee on the open market or from us from shares held as treasury shares. The assets of the trust are available to satisfy the claims of all general creditors of the Company in the event of bankruptcy or insolvency. Distributions from the EDC Plan are made according to the officers’ election in Common Stock for that portion deferred in Common Stock and in cash for that portion retained by the Company. Total compensation in 2008 which has been deferred by the officers, including any matching under the EDC Plan, is as follows:

	Aggregate Balance at	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance at
	December 31,	Contributions	Contributions	Earnings	Withdrawals/	December 31,
Name	2007	in 2008	in 2008	in 2008(1)	Distributions	2008

Bruce A. Streeter	$1,557,455	$110,625	$175,100	$(878,338)	$—	$964,842
Edward A. Guthrie	1,822,410	283,875	91,062	(608,989)	—	1,588,358
Quintin V. Kneen	—	9,625	13,552	(8,533)	—	14,644
John E. (“Gene”) Leech	1,246,659	61,350	91,062	(665,040)	—	734,031
Carla S. Mashinski(2)	372,320	35,807	44,938	(202,025)	(15,154)	235,886
Samuel R. Rubio(2)	125,118	18,313	27,170	(83,720)	—	86,881
(1)Aggregate Earnings, which include interest, are included under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table only to the extent they exceed the SEC market rate, as shown in Footnote 3 to the Summary Compensation Table.

(2)Ms. Mashinski’s employment ended as of December 31, 2008 and Mr. Rubio was named Chief Accounting Officer as of such date.
          At December 31, 2008, the Company had a total deferred compensation liability of $3,624,643 to the above named officers under the EDC Plan.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
          This following describes the amounts potentially payable to Messrs. Streeter, Guthrie and Leech upon termination of employment or if we undergo a change in control under their employment agreements and our stock plans and other compensation programs. The amounts set forth in this section are estimates that are based on a number of assumptions. Actual amounts payable to our named executive officers could be materially different. The following discussion is based on each named executive officer’s employment agreement, salary level and restricted stock and stock option holdings as of December 31, 2008 and the benefits paid to the named executive officer during fiscal year 2008 and assumes the termination or change in control occurs on December 31, 2008. In addition, it assumes a price per share of our Common Stock of $23.79, which was the closing price per share on December 31, 2008, as reported on the New York Stock Exchange.
          Each of Messrs. Streeter, Guthrie and Leech may terminate their agreement with us for “good reason” and receive termination benefits. Good reason is defined in the agreements as:

•	a significant reduction in the duties or responsibility of the executive or the assignment to him of duties materially inconsistent with his position,

•	relocation of more than 75 miles from his present business address, or

•	material breach by us of his employment agreement.
          Each of the employment agreements between our subsidiary and Messrs. Streeter, Guthrie and Leech has standard change of control provisions. If Mr. Streeter is terminated during a change of control period, defined as the period beginning on the six (6) month anniversary of a Change in Control and ending on the twelve (12) month anniversary of the Change in Control, he will be entitled to receive a payment equal to two-and-a-half times his annual base salary as then in effect plus the prior year’s annual bonus, and all stock options and restricted stock not then vested or exercisable, as the case may be, shall immediately vest and become fully exercisable. If Mr. Guthrie or Mr. Leech is terminated during a change of control period, he will be entitled to receive a payment equal to two times his annual base salary as then in effect plus the prior year’s annual bonus, and all stock options and restricted stock not then vested or exercisable, as the case may be, shall immediately vest and become fully exercisable. Messrs. Streeter, Guthrie and Leech will also receive his annual base salary through the date of termination, a portion of the prior year’s annual bonus, any compensation previously deferred, and any accrued vacation pay.
          If any payment or distribution to Messrs. Streeter, Guthrie, or Leech would be subject to the excise tax imposed by Section 4999 of the Code, or any successor provision thereto, or any interest or penalties are incurred by him for the excise tax, then he is entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment of all taxes (including any interest or penalties imposed), including any income taxes (and any interest and penalties imposed with respect thereto) and any excise tax imposed upon the Gross-Up Payment, he retains an amount of the Gross-Up Payment equal to the excise tax imposed upon the payments.
          Additionally, if Messrs. Streeter, Guthrie or Leech is terminated during a change of control period, he and his family will receive, for the remainder of his employment agreement, welfare benefit plans at least equal to those provided during his employment. For six months after termination, we will promptly reimburse each of them for reasonable expenses incurred for outplacement services and/or counseling. We will promptly transfer and assign all life insurance policies on which we were previously reimbursing premium payments. Messrs. Streeter or Leech may also use, at his full expense, the Company automobile for six months after termination or until he is employed elsewhere.
Bruce A. Streeter
          The following table describes the potential payments upon termination or a change in control of the Company for Mr. Streeter, our President and Chief Executive Officer.

	Termination
	by the	Termination	Termination
Executive Benefits and Payments	Executive for	without	Upon Change	Death or
Upon Termination	Good Reason	Cause	in Control	Disability

Compensation:
Base Salary ($575,000)	$1,437,500	$1,437,500	$1,437,500	$ —
Bonus ($675,000)	675,000	675,000	675,000	—
Gross Up Payment	—	—	—	—
Medical Benefits	99,386	99,386	99,386	99,386
Vacation	55,288	55,288	55,288	55,288
Automobile	20,428	20,428	20,428	20,428
Long-term incentives:
Stock Options: Unvested	—	—	—	—
Restricted Stock: Unvested	1,729,842	1,729,842	1,729,842	1,729,842

Total	$4,017,444	$4,017,444	$4,017,444	$1,904,944

Edward A. Guthrie
          The following table describes the potential payments upon termination or a change in control of the Company for Mr. Guthrie, our Executive Vice President, Chief Financial Officer, and Secretary.

	Termination
	by the	Termination	Termination
Executive Benefits and Payments	Executive for	without	Upon Change	Death or
Upon Termination	Good Reason	Cause	in Control	Disability

Compensation:
Base Salary ($305,000)	$ 610,000	$ 610,000	$ 610,000	$ —
Bonus ($384,750)	384,750	384,750	384,750	—
Gross Up Payment	—	—	—	—
Medical Benefits	14,528	14,528	14,528	14,528
Vacation	29,327	29,327	29,327	29,327
Automobile	—	—	—	—
Long-term incentives:
Stock Options: Unvested	—	—	—	—
Restricted Stock: Unvested	912,680	912,680	912,680	912,680

Total	$1,951,285	$1,951,285	$1,951,285	$956,535
John E. Leech
          The following table describes the potential payments upon termination or a change in control of the Company for Mr. Leech, our Executive Vice President – Operations.

	Termination
	by the	Termination	Termination
Executive Benefits and Payments	Executive for	without	Upon Change	Death or
Upon Termination	Good Reason	Cause	in Control	Disability

Compensation:
Base Salary ($305,000)	$ 610,000	$ 610,000	$ 610,000	$ —
Bonus ($384,750)	384,750	384,750	384,750	—
Gross Up Payment	—	—	—	—
Medical Benefits	234,267	234,267	234,267	234,267
Vacation	29,327	29,327	29,327	29,327
Automobile	28,787	28,787	28,787	28,787
Long-term incentives:
Stock Options: Unvested	—	—	—	—
Restricted Stock: Unvested	905,780	905,780	905,780	905,780

Total	$2,192,911	$2,192,911	$2,192,911	$1,198,161
          Messrs. Kneen’s and Rubio’s rights under a change of control are governed by our Severance Benefits policy applicable to all employees of the Company and is based on an equal position not being made available within nine months of the change of control event. Messrs. Kneen and Rubio would receive nine months salary, or $150,000 and $131,250, respectively, if the conditions of the change of control event are satisfied under the policy. All employee equity based plans currently provide for immediate vesting of all options and restricted stock on a change of control, which would result in 4,000 and 5,499 shares of restricted stock vesting with a value of $95,160 and $130,821 at December 31, 2008, respectively. Therefore, the total amount Messrs. Kneen and Rubio would receive under a change of control would be $245,160 and $262,071, respectively.
AUDIT COMMITTEE REPORT
          We have reviewed and discussed the audited financial statements of GulfMark Offshore, Inc., (the “Company”) for the year ended December 31, 2008 with management and have discussed with UHY LLP (“UHY”), our independent auditors, the matters required to be discussed by the statement on Auditing Standard No. 114, The

Auditors Communication with Those Charged with Governance, as amended or supplemented with respect to those statements, and the requirements of the Public Company Accounting Oversight Board.
          We have received the written disclosures and the letter from UHY required by applicable requirements of the Public Company Accounting Oversight Board regarding UHY’s Communications with the audit committee concerning independence, and have discussed with UHY its independence in connection with its audit of our most recent financial statements.
          We also reviewed and discussed such other matters as we deemed appropriate, including the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the Securities and Exchange Commission.
          Based on the foregoing review and discussion, and relying on the representation of Company management and the independent registered public accounting firm’s report, we recommended to the Board that such audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission.
Sheldon S. Gordon, Chairman of Audit Committee
Peter I. Bijur, Audit Committee Member
Robert O’Connell, Audit Committee Member
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by the regulation to furnish us with copies of all Section 16(a) forms they file.
          Except as set forth in the next paragraph, based solely on our review of the copies of such forms received, or written representations from certain reporting persons that no Form 5 reports were required for those persons, we believe that all filing requirements applicable to our officers and directors and greater than ten percent owners were complied with during the 2008 fiscal year.
          In the course of reviewing our disclosure relating to executive and director compensation in preparation of this proxy statement, we realized that the information disclosed in our proxy statements regarding our directors’ and officers’ election to defer compensation by purchasing Company common stock under our Executive Nonqualified Excess Plan had not been reported as owned or as changes in ownership on Forms 4 or 5 since inception of the plan in 2001. Forms 5 reflecting ownership of shares purchased as deferred compensation under the Executive Nonqualified Excess Plan and changes in that ownership for the period since adoption of the plan through April 14, 2009 were filed for our officers and directors on April 16-17, 2009.
PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
          The Audit Committee has recommended the reappointment of UHY LLP (“UHY”) to examine our financial statements for fiscal year 2009. UHY, and its predecessor UHY Mann Frankfort Stein & Lipp LLP, have served as our principal independent registered public accounting firm auditor since the year ended December 31, 2005, after replacing Ernst & Young LLP.
          The firm of UHY acts as our principal independent registered public accounting firm. Through and as of April 8, 2009, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full-time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has only a few full-time employees. Therefore, few, if any, of the audit services performed were provided by permanent, full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

          UHY’s reports on the Company’s financial statements for the year ended December 31, 2008, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.
          During the year ended December 31, 2008, there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of UHY, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.
          UHY provided tax and other services to the Company in 2008 and 2007. Other services included costs related to financial accounting and reporting consultations.
          Audit fees billed for the last two fiscal years for professional services rendered by UHY, the Company’s principal accountant, during 2008 and 2007, are set forth on the table below:

	Fiscal Year Ended December 31,
	UHY LLP	UHY LLP
	2008	2007

Audit Fees(1)	$679,786	$755,712
Audit Related Fees	–	–
Tax Fees(2)	5,230	–
All Other Fees(3)	84,619	19,400

Total	$769,635	$775,112
           (1)Relates to services rendered in connection with auditing our annual consolidated financial statements and our internal controls over financial reporting for each applicable year and reviewing our quarterly financial statements. Also, includes services rendered in connection with statutory audits and financial statement audits of our subsidiaries and expenses.
           (2)Relates to foreign tax compliance and consultation services.
           (3)Relates to financial accounting and reporting consultation.
          The Audit Committee approves all audit and tax services provided by the Company’s independent auditor prior to the engagement of the independent auditor with respect to such services. The Audit Committee’s pre-approval policy provides for pre-approval of specifically described audit related and other services by the Chairman of the Audit Committee with respect to the permitted services. None of the services described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.
          We are asking our stockholders to ratify the selection of UHY as our independent auditor. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the selection of UHY to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.
          UHY will have representatives present at the Annual Meeting who will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Required Vote for Ratification of Independent Public Accountant
          Ratification of UHY as our independent public accountant will require the vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present.
THE COMPANY RECOMMENDS A VOTE “FOR” RATIFICATION OF UHY LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSALS BY STOCKHOLDERS AND STOCKHOLDER COMMUNICATIONS
          The Company currently anticipates that its 2010 Annual Meeting will be held May 13, 2010. Any stockholder wishing to present a proposal for consideration at the meeting must submit it in sufficient time so that it will be received by the Company no later than December 21, 2009. Such proposal must comply with the proxy rules promulgated by the SEC in order to be included in the Company’s proxy statement and form of proxy related to the meeting and should be sent to the Company’s principal executive offices at the address set forth on the cover of this Proxy Statement. If notice of any stockholder proposal not eligible for inclusion in the Company’s proxy statement and form of proxy is given to the Company after March 6, 2010, then proxy holders will be allowed to use their discretionary voting authority on such stockholder proposal when the matter is raised at such meeting.
          Except as described below, the Board does not have a formal process for stockholders or interested parties to send communications (including director nominations) to the Board or non-management directors as a group. Due to the infrequency of stockholder or interested party communications to the Board, the Board does not believe that a formal process is necessary. The Board will review periodically whether a more formal policy should be adopted. Written communications to the Board may be sent to our executive offices at GulfMark Offshore, Inc., 10111 Richmond Avenue, Suite 340, Houston, Texas 77042, and we will promptly circulate such communications to all members of the Board (or to those particular directors to whom such communication is specifically addressed). Such communications will be screened to the extent necessary in order to ascertain the intended recipients or appropriate recipients among the members of the Board.
          The Board has established several methods of communicating concerns to our Board. Concerns regarding financial statements, accounting practices, or internal controls should be addressed to the Chairman of the Audit Committee, in care of the Secretary, GulfMark Offshore, Inc., 10111 Richmond Avenue, Suite 340, Houston, Texas 77042. Concerns regarding governance practices, ethics and code of conduct should be addressed to the Chairman of the Nominating & Governance Committee, in care of the Secretary, GulfMark Offshore, Inc., 10111 Richmond Avenue, Suite 340, Houston, Texas 77042. The interested party may alternatively anonymously submit such communications through the WR-Resources system. The WR-Resources system may be accessed on the internet at www.wb-resources.com. The interested party should click on “Submit a Complaint”, enter the number “6032” in the company ID block, and complete the rest of the form as appropriate. The communication process is also further detailed on our website, www.gulfmark.com, along with other of our corporate governance guidelines, and is available in print to any stockholder who requests it.
OTHER BUSINESS
          Neither the Board nor the Company know of any other business that will be brought before the meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of proxy to vote the shares covered thereby as, in their discretion, they may deem advisable.

By order of the Board of Directors
/s/ Edward A. Guthrie
Edward A. Guthrie
Secretary

Houston, Texas
Date: April 8, 2009

0 GULFMARK OFFSHORE, INC. ANNUAL MEETING OF STOCKHOLDERS May 14, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of GulfMark Offshore, Inc. (“GulfMark”) hereby appoints Peter I. Bijur and Sheldon S. Gordon, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of GulfMark that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GulfMark to be held in the Kent Suite, Warwick New York Hotel, Avenue of the Americas at 65 West 54th Street, New York, New York 10019, on Thursday, May 14, 2009 at 9:00 A.M., Eastern Daylight Time, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated April 8, 2009: (Continued and to be signed on the reverse side) 14475

ANNUAL MEETING OF STOCKHOLDERS OF GULFMARK OFFSHORE, INC. May 14, 2009 Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting of GulfMark Offshore, Inc. to Be Held on May 14, 2009. The Proxy Statement dated April 8, 2009, Form of Proxy, and the GulfMark Offshore, Inc. 2009 Annual Report to Stockholders for the year ended December 31, 2008 are available at http://www.proxydocs.com/GLF Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 21030000000000000000 0 051409 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. To elect a Board of ten (10) directors. 2. To vote on a proposal to ratify the selection of UHY LLP as the Company’s independent public accountants for the fiscal year NOMINEES:
ending December 31, 2009. FOR ALL NOMINEES            O Peter I. Bijur O David J. Butters WITHHOLD AUTHORITY            O Brian R. Ford 3. To transact such other business as may properly come before the meeting or FOR ALL NOMINEES O Louis S. Gimbel, 3rd any adjournment thereof.
O Sheldon S. Gordon FOR ALL EXCEPT
O Robert B. Millard (See instructions below) Your Board of Directors has approved and recommends that you vote “FOR” all of O Larry T. Rigdon O Robert T. O’Connell the proposals that are discussed in more detail in the attached proxy statement. O Rex C. Ross O Bruce A. Streeter The Board of Directors has fixed the close of business on March 24, 2009, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments of the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: PLEASE MARK, SIGN DATE AND RETURN USING THE ENCLOSED ENVELOPE. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF GULFMARK OFFSHORE, INC. May 14, 2009 PROXY VOTING INSTRUCTIONS INTERNET -Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.Vote online/phone until 11:59 PM EST the day before the meeting. Vote online until 11:59 PM EST the day before the meeting. MAIL -Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON -You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting of GulfMark Offshore, Inc. to Be Held on May 14, 2009. The Proxy Statement dated April 8, 2009, Form of Proxy, and the GulfMark Offshore, Inc. 2009 Annual Report to Stockholders for the year ended December 31, 2008 are available at http://www.proxydocs.com/GLF Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 21030000000000000000 0 051409 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect a Board of Ten (10) directors. O Peter I. Bijur O David J. Butters O Brian R. Ford O Louis S. Gimbel, 3rd O Sheldon S. Gordon O Robert B. Millard O Robert T. O’Connell O Larry T. Rigdon O Rex C. Ross O Bruce A. Streeter FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: 2. 3. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: FOR AGAINST ABSTAIN To vote on a proposal to ratify the selection of UHY LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2009. To transact such other business as may properly come before the meeting or any adjournment thereof. Your Board of Directors has approved and recommends that you vote “FOR” all of the proposals that are discussed in more detail in the attached proxy statement. The Board of Directors has fixed the close of business on March 24, 2009, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments of the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. PLEASE MARK, SIGN DATE AND RETURN USING THE ENCLOSED ENVELOPE. Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.